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                                                                    EXHIBIT 99.3

                                  FORM OF PROXY
                             EQUIPMENT FINANCE, INC.
                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ________ and ________, and either of them my/our true and lawful attorney and proxy with full power of substitution for me/us and in my/our name, place and stead, to represent and vote all the common stock of the Corporation, standing in my/our name on its books on _____________ , 2002 at the Special Meeting of Shareholders to be held at 118 Airport Road, Suite A, Lititz, Pennsylvania on _________, ___________ __, 2001 at 10:00 A.M., or at any
adjournments or postponements thereof, with all powers the undersigned would possess if personally present.

This proxy is revocable and, when properly executed will be voted in the manner directed hereon. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED. This proxy also will be voted, in the discretion of the proxyholders, upon such other business as may properly come before the Special Meeting of Shareholders or any adjournments or postponements thereof.

The votes shown on this proxy are the total votes that may be cast by this proxy, based on one vote per each share of Equipment Finance, Inc. common stock held.

Please vote and sign on the proxy. No postage is required if this proxy is returned in the enclosed return envelope and mailed in the United States.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the proxy statement prospectus dated ___________ __, 2001, and hereby revokes any proxy or proxies heretofore given to vote shares at said meeting or any adjournments or postponements thereof.

MATTER NO. 1. PROPOSAL to approve and adopt the Agreement and Plan of Reorganization, dated as of November 2, 2001, as amended, by and among Sterling Financial Corporation, Sterling EFI Acquisition Corporation (In Organization) and Equipment Finance, Inc., providing, among other things, for the merger of Equipment Finance, Inc. with and into Sterling EFI Acquisition Corporation.

FOR [_____] AGAINST [_____] ABSTAIN [_____]

MATTER NO. 2. PROPOSAL to adjourn the special meeting if more time is needed to solicit proxies.

FOR [_____] AGAINST [_____] ABSTAIN [_____]

Check Box IF you Plan to Attend the Special Meeting [_____] Number attending: _______________

NOTE: The signature(s) on this proxy must correspond with the name(s) as written upon the face of the share certificate. Executors, administrators, trustees, guardians, and other fiduciaries please so indicate when signing.

Dated: _____________________, 2002

SIGNATURE _______________________________________

SIGNATURE (IF HELD JOINTLY) _______________________________________